UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 24, 2025

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

Acquisition of Paragon Energy Solutions

On September 24, 2025, Mirion Technologies, Inc., a Delaware corporation (“Mirion”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with WCI-Gigawatt Intermediate Holdco, LLC (“Paragon”) and WCI-Gigawatt Holdco, LLC (the “Seller”). Pursuant to the Equity Purchase Agreement, and upon the terms and subject to the conditions thereof, Mirion will acquire all of the issued and outstanding equity interests of Paragon for $585 million in an all-cash transaction (the “Acquisition”). The purchase price is subject to working capital and other customary purchase price adjustments. The Equity Purchase Agreement includes customary representations, warranties and covenants of Mirion, Paragon and the Seller. The closing of the Acquisition is subject to customary closing conditions, including: (i) expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and receipt of approval from the U.S. Nuclear Regulatory Commission related to the transfer of a nuclear export license, (ii) the absence of any law, injunction or other governmental order that prohibits the consummation of the Acquisition; and (iii) other customary closing conditions, including the accuracy of the parties’ representations and warranties (subject to certain materiality qualifications) and each party’s compliance with its covenants and agreements contained in the Equity Purchase Agreement. To backstop the financing of the Acquisition, Mirion has obtained $585 million in incremental term loan commitments from Goldman Sachs Lending Partners LLC (“Goldman Sachs”) pursuant to a debt commitment letter (the “Debt Commitment Letter”). The obligation of Goldman Sachs to provide such debt financing is subject to the satisfaction (or waiver) of certain closing conditions described in the Debt Commitment Letter, including, without limitation, the execution of the definitive financing documents, the consummation of the Acquisition, no material adverse effect having occurred with respect to Paragon and its subsidiaries, payment of required fees, delivery of customary financial reporting information, and accuracy of specified representations and warranties. Pursuant to the Equity Purchase Agreement, the Seller is required to use commercially reasonable efforts to provide Mirion with customary cooperation in connection with the debt financing.

Cautionary Note Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to: the Acquisition of Paragon by Mirion; future financial and operating results of Paragon and Mirion; the benefits of the transaction and future opportunities for the combined company, including the benefits Mirion’s customers may realize as a result of integrating Paragon’s business into Mirion’s; the annualized commercial and cost synergies expected to be generated by the combined company; Paragon’s estimated revenue and adjusted EBITDA for fiscal year 2026; regulatory filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the proposed transaction considering the various closing conditions; the type and timing of any financing for the acquisition; and any assumptions underlying any of the foregoing. These forward-looking statements are based on various assumptions and on the current expectations of Miron’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including: the ability of Mirion to successfully integrate Paragon’s operations and employees; unexpected costs, charges or expenses resulting from the transaction; Mirion’s ability to successfully grow its or Paragon’s business; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; the retention of key employees, customers or suppliers; legislative, regulatory and economic developments, including changing business conditions in Mirion’s industry or markets overall and the economy in general; and the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction. Other risks and uncertainties related to Mirion, some of which that could cause actual results to differ materially from those anticipated by these forward-looking statements are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mirion’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Mirion has filed or will file with the Securities and Exchange Commission. There may be additional risks that Mirion is not aware of or that Mirion currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Mirion assumes no obligation to update these forward-looking statements.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2025

Mirion Technologies, Inc.
By:    /s/ Brian Schopfer
Name:    Brian Schopfer
Title:    Chief Financial Officer